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                                                                      EXHIBIT 23


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements of Form S-8 (Nos. 33-17215, 33-29138 and 33-55419) of Hancock Fabrics, Inc. of our report dated March 3, 1995 appearing on page 21 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.



PRICE WATERHOUSE LLP

Memphis, Tennessee
April 24, 1995